Exhibit 99.1
                             AURORA GOLD CORPORATION

NEWS RELEASE 07-2006                                              March 16, 2006

                                                                Trading Symbols:
                                                               NASD OTC BB: ARXG
                                                     FRANKFURT: A4G.FSE, A4G.ETR
                                                          BERLIN-BREMEN: A4G.BER


                                  NEWS RELEASE
                                  ------------


AURORA GOLD CORPORATION ANNOUNCES RESULTS FROM PRELIMINARY EXPLORATION PROGRAMS AT THE SAO JOAO PROPERTY IN THE TAPAJOS GOLD PROVINCE, STATE OF PARA, BRAZIL.

Balcatta,  WA,  Australia,  -  March 16, 2006 - (NASD OTC BB: "ARXG"; FRANKFURT:
"A4G.FSE", "A4G.ETR"; BERLIN-BREMEN: "A4G.BER") Aurora Gold Corporation ("Aurora Gold"), a mineral exploration company focusing on exploration and development in the Tapajos Gold Province, State of Para, Brazil is pleased to announce results from preliminary exploration programs at the Sao Joao property in the Tapajos Gold Province, State of Para, Brazil.

- Aurora Gold is pleased to announce significant rock chip results from initial sampling at the Sao Joao property in the Tapajos Gold Province, Para state, Brazil. High-grade rock chip results confirm the potential for a large gold and poly metallic resource at the Sao Joao property.

Significant rock chip results from the Sao Joao Property include:

58.6 g/t Gold  with  37 g/t Silver
40.5 g/t Gold  with  31 g/t Silver
42.4 g/t Gold  with  28 g/t Silver
40.3 g/t Gold  with  33 g/t Silver
30.3 g/t Gold  with  75 g/t Silver
26.8 g/t Gold  with  12 g/t Silver
24.5 g/t Gold  with   9 g/t Silver
15.2 g/t Gold  with  11 g/t Silver
6.93 g/t Gold  with  12 g/t Silver

Several samples are also anomalous for other metals such as Copper, Zinc, Lead and Molybdenum suggesting the area is potentially a large mineralised system.

The Sao Joao property area is located approximately 20km west of the company's highly prospective Sao Domingos property and approximately 40 km north of the Santa Isabel property. The prime targets for the Sao Joao property are located around on the intersection of regional NW and NNW faults within the Parauari Intrusive Suite and this area has been the focus of large-scale alluvial workings. The Parauari Intrusive Suite has proven to host the vast majority of gold deposits elsewhere within the Tapajos Gold Province.

Aurora Gold conducted a rock chip program over an area currently being excavated for gold in quartz systems via shallow underground workings. The sample results, listed above, demonstrate that the quartz vein systems are highly mineralised and considered continuous for at least 200m. Aurora Gold is confident that the quartz vein systems are much more extensive and is currently planning to increase the sample density of rock and soil sampling over, and adjacent to, the current workings to locate further mineralised vein systems, and to drill test their depth extensions in the near future.

Concurrently, Aurora Gold is planning a property scale soil sampling program and airborne geophysics over the property area, as part of the Company's over all exploration strategy of it's properties in the Southern Tapajos Gold Province.

Aurora Gold Corporation is a mineral exploration company focusing on its newly acquired gold exploration property in the Tapajos Gold Province, State of Para, Brazil whose stock trades under the symbol "ARXG" on the NASD OTC Bulletin Board in the United States of America, and under the symbols "A4G.FSE" and "A4G.ETR" on the Frankfurt and "A4G.BER" on the Berlin-Bremen Stock Exchanges in Germany.

For Further information, please call Klaus Eckhof
Phone:          (+61) 8 9240-2836
Mobile:         (+61) 411-148-209
30 Ledger Road, Balcatta, WA, 6021 Australia
Website:        www.aurora-gold.com

ON BEHALF OF THE BOARD

"Klaus Eckhof"

Klaus Eckhof
President, CEO and Director

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains statements that plan for or anticipate the future, called "forward-looking statements." In some cases, you can identify forward looking statements by terminology such as "may," "will," "should," "could," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of those terms and other comparable terminology.

These forward-looking statements appear in a number of places in this press release and include, but are not limited to, statements about: our market opportunity; revenue generation; our strategies; competition; expected activities and expenditures as we pursue our business plan; the adequacy of our available cash resources; our ability to acquire properties on commercially viable terms; challenges to our title to our properties; operating or technical difficulties in connection with our exploration and development activities; currency fluctuations; fluctuating market prices for precious and base medals; the speculative nature of precious and base medals exploration and development activities; environmental risks and hazards; governmental regulations; and conduct of operations in politically and economically less developed areas of the world.

Many of these contingencies and uncertainties can affect our actual results and could cause actual results to differ materially from those expressed or implied in any forward looking statements made by, or on behalf of, us. Forward looking statements are not guarantees of future performance. All of the forward looking statements made in this press release are qualified by these cautionary statements. Specific reference is made to our most recent annual report on Form 10KSB and other filings made by us with the United States Securities and Exchange Commission for more detailed discussions of the contingencies and uncertainties enumerated above and the factors underlying the forward looking statements. These reports and filings may be inspected and copied at the Public Reference Room maintained by the U.S. Securities & Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities & Exchange Commission at 1-800-SEC-0330. The U.S. Securities & Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S. Securities & Exchange Commission at http://www.sec.gov.
                                                  ------------------

We disclaim any intention or obligation to update or revise any forward looking statements whether as a result of new information, future events or otherwise, except to the extent required by applicable laws.

This press release is for informational purposes only and is not and should not be construed as an offer to solicit, buy, or sell any security.